UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2021
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Washington Street,	Suite 1300
Conshohocken,	PA	19428
(Address of principal executive offices)		(Zip Code)
 (610) 934-2222
(Registrant’s telephone number, including area code)
One Presidential Blvd., 4th Floor
Bala Cynwyd, PA 19004
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

On April 16, 2021, Hamilton Lane Incorporated (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting the retirement of Kevin J. Lucey as the Company’s Chief Operating Officer in the summer of 2021.

This Amendment No. 1 on Form 8-K/A amends and supplements the Original Report and is being filed to provide the effective date for Mr. Lucey’s retirement as well as recently finalized compensation information as required pursuant to Item 5.02 of Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, Kevin J. Lucey notified the Company on April 15, 2021 of his intent to retire from his role as Chief Operating Officer at the Company in the summer of 2021. On June 17, 2021, he notified the Company that his retirement will be effective as of July 2, 2021.

Also on June 17, 2021, in connection with Mr. Lucey’s retirement and in consideration of his contributions and dedicated service, the Company’s Board of Directors approved a modification to Mr. Lucey’s outstanding restricted stock awards under the Company’s 2017 Equity Incentive Plan, as amended, to accelerate the vesting on a total of 13,857 shares of Class A common stock to June 17, 2021, which constituted all of the remaining shares of unvested restricted stock held by Mr. Lucey as of the date thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: June 22, 2021

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary